Exhibit 99.1

AMERICAN MEDIA, INC. TO HOLD EARNINGS CONFERENCE CALL ON NOVEMBER 14, 2012 FOR FISCAL 2013 SECOND QUARTER RESULTS

NEW YORK, November 13, 2012 /PRNewswire/ – American Media, Inc. (“AMI”) today announced that it will hold an earnings conference call on November 14, 2012 at 3:30 pm EST to discuss its fiscal 2013 second quarter results. The Company’s Quarterly Report on Form 10-Q for the three and six month periods ended September 30, 2012 will be available prior to the call at the Securities and Exchange Commission’s web site at www.sec.gov.
Conference call details are as follows:
Date: Wednesday, November 14, 2012
Time: 3:30 pm EST
Call-In Number: (877) 293-9442/ (630) 343-1248
Reservation Number: 1575
A telephonic replay of the conference call has been arranged to be available from Wednesday, November 14, 2012 at 5:00 pm EST, through 5:00 pm EST on Wednesday, November 28, 2012.  To access the replay, please call: (866) 873-8511/ (630) 343-1245 and reference reservation number: 1575.

About American Media, Inc.
American Media, Inc. owns and operates the leading print and digital celebrity and health and fitness media brands in the United States. AMI’s titles include Star, OK!, National Enquirer, Globe, Country Weekly, Soap Opera Digest, Shape, Men’s Fitness, Muscle & Fitness, Flex, Muscle & Fitness Hers, Fit Pregnancy and Natural Health. AMI also manages 18 different digital sites including RadarOnline.com, OKmagazine.com, Shape.com, MensFitness.com, MuscleandFitness.com and FitPregnancy.com. AMI’s magazines have a combined total circulation of almost 7 million and reach more than 55 million men and women each month. AMI’s digital properties reach an average of 10 million unique visitors and 80 million page views monthly.
AMI also operates a Publishing Services business unit which includes Distribution Services, Inc. (“DSI”), the No. 1 in-store magazine sales and merchandising marketing company in the United States and Canada. DSI places and monitors AMI’s publications and third-party publications to ensure proper displays in major retail chains and national and regional supermarket chains. DSI also provides marketing, merchandising and information gathering services to third parties including non-magazine clients. Publishing Services also provides print and digital advertising sales and strategic management direction in the following areas: manufacturing, subscription circulation, logistics, event marketing and full back office financial functions.

Contact:
Chris Polimeni
Executive Vice President and Chief Financial Officer
American Media, Inc.
212.545.4829